Exhibit 21
                                                                      ----------

                           SUBSIDIARIES OF REGISTRANT


                                                             JURISDICTION
                                                                  OF
                   NAME                                      ORGANIZATION
                   ----                                      ------------
AMREP Corporation (Registrant)                               Oklahoma
 American Republic Investment Co.                            Delaware
   AMREP Southwest Inc.                                      New Mexico
     AMREPCO Inc.                                            Colorado
     El Dorado at Santa Fe, Inc.                             New Mexico
   Kable Media Services, Inc.                                Delaware
     Kable News Company, Inc.                                Illinois
       Kable Fulfillment Services, Inc.                      Delaware
       Kable Fulfillment Services of Ohio, Inc.              Delaware
       Kable News Company of Canada, Ltd.                    Ontario, Canada
     Kable Distribution Services, Inc.                       Delaware
       Kable News Export, Ltd.                               Delaware
       Kable News International, Inc.                        Delaware
     Palm Coast Data Holdco, Inc.                            Delaware
       Palm Coast Data LLC                                   Delaware
 El Dorado Utilities, Inc.                                   New Mexico